Exhibit 23.1

Andrew I. Telsey, P.C. Attorney at Law
12835 E. Arapahoe Road, Tower One, Penthouse #803, Englewood, Colorado 80112 Telephone: 303/768-9221 • Facsimile: 303/768-9224 • E-Mail: andrew@telseylaw.com

October 12, 2015

Board of Directors

Frontier Digital Media, Inc.

537 Pitkin Way

Castle Rock, Colorado, 80104

Re:	Frontier Digital Media, Inc.
Form S-1/A1 Registration Statement and related Prospectus

Dear Sirs:

We hereby consent to the use of the opinion of this firm as Exhibit 5.1 to the amended Registration Statement of the Registrant, and further consent to the reference to our name in such Registration Statement and related Prospectus.

Yours truly,

/s/ ANDREW I. TELSEY

ANDREW I. TELSEY, P.C.